UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2025
_____________________________
MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
_____________________________

Delaware	001-39671	85-1854133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Flower Street, Suite 640 Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)
(213) 316-6256
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On March 31, 2025, following the appointment of Bradley Hunt to the Board of Directors (the “Board”) of MediaAlpha, Inc. (the “Company”) as reported below, Jennifer Moyer, a member of the Board and Chair of the Nominating and Corporate Governance Committee, notified the Company that she would not stand for re-election to Class II of the Board. Ms. Moyer’s decision not to stand for re-election was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On March 31, 2025, the Board appointed Bradley W. Hunt as a member of the Board, filling the existing vacancy in Class II of the Board. Mr. Hunt was also appointed as a member of the Nominating and Corporate Governance Committee.

Mr. Hunt served in various senior leadership positions at UnitedHealthGroup, Inc. ("UHG") from August 2007 to March 2025. From January 2024 to March 2025, Mr. Hunt served as Chief Executive Officer of Optum Rx Home Delivery Pharmacy. Prior to that, from August 2022 to January 2024, Mr. Hunt was Senior Vice President, Strategic Initiatives, supporting critical enterprise programs including marketing technology. Prior to this role, from January 2015 to August 2022, Mr. Hunt was Chief Marketing Officer, Government Programs, where he led the implementation of omnichannel marketing activities for UHC’s Medicare, DSNP and ACA business units, and served as Chief Marketing Officer, Insurance Solutions from July 2008 to January 2015. Before joining UHG, he served as General Manager – Consumer Division at IAC Corp’s Entertainment Publications, Inc. Mr. Hunt holds an M.B.A. from Duke University's Fuqua School of Business and a B.S. in Business Administration from Miami University.

Mr. Hunt’s compensation will be consistent with that provided to the Company’s non-employee directors pursuant to the Company’s Non-Employee Director Compensation Policy, which was disclosed in the Proxy Statement relating to the Company’s 2024 Annual Meeting of Stockholders. In addition, the Company will enter into an indemnification agreement with Mr. Hunt in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company.

There is no arrangement or understanding between Mr. Hunt and any other person pursuant to which Mr. Hunt was appointed to the Board. There are no family relationships between Mr. Hunt and any director or executive officer of the Company, and Mr. Hunt has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure
On March 31, 2025, the Company issued a press release announcing Mr. Hunt’s appointment to the Board and Ms. Moyer’s decision not to stand for re-election to the Board, as discussed in Items 5.02(d) and 5.02(b), respectively, of this Current Report on Form 8-K. The full text of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated March 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaAlpha, Inc.

Date: March 31, 2025	By:	/s/ Jeffrey B. Coyne
		Name:	Jeffrey B. Coyne
		Title:	General Counsel & Secretary